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                                                                    EXHIBIT 99.1







                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          PRISON HEALTH SERVICES, INC.,

                                       AND

                               THE SHAREHOLDERS OF

                       CORRECTIONAL HEALTH SERVICES, INC.

                           DATED AS OF APRIL 24, 2000


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                                TABLE OF CONTENTS
                          (Not a part of the Agreement)

1.       PURCHASE AND SALE OF SHARES.........................................................1

         1.1.     Purchase And Sale Of Shares................................................1

         1.2.     Purchase Price; Escrow.....................................................2

         1.3.     Post-Closing Adjustment....................................................2

         1.4.     Method of Payment..........................................................3

         1.5.     Deliveries by Shareholders.................................................3

         1.6.     Deliveries by Purchaser....................................................3

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS RELATING TO THE COMPANY..........4

         2.1.     Corporate Organization.....................................................4

         2.2.     Articles and Bylaws; Corporate Records.....................................4

         2.3.     No Subsidiaries............................................................4

         2.4.     Authorization and Effect of Agreement......................................4

         2.5.     Capital Stock..............................................................5

         2.6.     Ownership of the Company...................................................5

         2.7.     Absence of Restrictions and Conflicts......................................5

         2.8.     Financial Information......................................................6

         2.9.     Undisclosed Liabilities....................................................6

         2.10.    No Material Adverse Change Relating to the Business........................6

         2.11.    Compliance with Applicable Law.............................................7

         2.12.    Real Property..............................................................7

         2.13.    Insurance..................................................................7

         2.14.    Intellectual Property......................................................8

         2.15.    Litigation; Decrees........................................................8


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
         2.16.    Contract Rights............................................................9

         2.17.    Employee Contracts, Union Agreements and Benefit Plans....................11

         2.18.    Labor Relations...........................................................12

         2.19.    Personnel.................................................................13

         2.20.    Environmental Protection..................................................13

         2.21.    Tax Matters...............................................................14

         2.22.    Accounts Receivable.......................................................16

         2.23.    Broker's and Finders' Fees................................................16

         2.24.    Permits...................................................................16

         2.25.    Books and Records.........................................................17

         2.26.    Major Suppliers and Providers.............................................17

         2.27.    Medicare and Medicaid.....................................................17

         2.28.    Untrue Statements and Omissions...........................................17

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................................17

         3.1.     Corporate Organization....................................................17

         3.2.     Authorization And Effect Of Agreement.....................................18

         3.3.     No Restrictions Against Purchase Of The Share.............................18

         3.4.     Litigation................................................................18

         3.5.     Certain Fees..............................................................19

         3.6.     Investment Representations................................................19

         3.7.     Untrue Statements and Omissions...........................................19

4.       PRE-CLOSING COVENANTS..............................................................19

         4.1.     Press Releases............................................................19

         4.2.     Regulatory Filings........................................................19

         4.3.     Injunctions...............................................................19



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
         4.4.     Investigation By Purchaser................................................19

         4.5.     Confidential Nature of Information........................................20

         4.6.     Operation of the Business.................................................20

         4.7.     Purchaser's Supplemental Schedules........................................22

         4.8.     Shareholders' Supplemental Schedules......................................22

         4.9.     No Shop...................................................................23

         4.10.    Satisfaction Of Conditions................................................23

         4.11.    Customer Visits...........................................................23

         4.12.    Pre-Closing Redemption....................................................23

5.       CONDITIONS PRECEDENT TO THE CLOSING................................................23

         5.1.     Conditions Precedent To Obligations Of Purchaser..........................23

                  5.1.1.    No Misrepresentation Or Breach Of Covenants And Warranties......24

                  5.1.2.    Shareholder Deliveries..........................................24

                  5.1.3.    No Legal Obstruction............................................24

                  5.1.4.    Certificates....................................................24

                  5.1.5.    Opinion of Counsel For The Shareholders.........................24

                  5.1.6.    Consents Under Key Agreements...................................25

                  5.1.7.    No Material Adverse Change......................................25

                  5.1.8.    Termination Statements..........................................25

                  5.1.9.    Resignation of Officers and Directors...........................25

                  5.1.10.   Employment and Non-Competition Agreements.......................25

                  5.1.11.   Financing.......................................................25

                  5.1.12.   Additional Deliveries...........................................25

                  5.1.13.   No Undisclosed Liabilities......................................25

                  5.1.14.   Escrow Agreement................................................25


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
                  5.1.15.   HSR Act.........................................................26

                  5.1.16.   Customer Visits.................................................26

                  5.1.17.   Cash Balance....................................................26

                  5.1.18.   Termination of 401(k) Plan......................................26

                  5.1.19.   Termination of Employment Agreements............................26

                  5.1.20.   Employment Practices Insurance..................................26

         5.2.     Conditions Precedent To Obligations Of The Shareholders...................26

                  5.2.1.    No Misrepresentation Or Breach Of Covenants And Warranties......26

                  5.2.2.    Purchase Price..................................................27

                  5.2.3.    No Legal Obstruction............................................27

                  5.2.4.    Certificates....................................................27

                  5.2.5.    Opinion of Counsel For Purchaser................................27

                  5.2.6.    Escrow Agreement................................................27

                  5.2.7.    HSR Act.........................................................27

6.       THE CLOSING........................................................................28

         6.1.     The Closing...............................................................28

         6.2.     Extension of Closing......................................................28

         6.3.     Shareholder Obligations...................................................28

                  6.3.1.    Shareholder Deliveries..........................................28

                  6.3.2.    Receipts........................................................28

                  6.3.3.    Escrow Agreement................................................28

                  6.3.4.    Other...........................................................28

         6.4.     Purchaser's Obligations...................................................28

                  6.4.1.    Purchase Price..................................................28

                  6.4.2.    Purchaser Deliveries............................................28



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
                  6.4.3.    Escrow Agreement................................................28

                  6.4.4.    Other...........................................................28

7.       SURVIVAL AND INDEMNIFICATION.......................................................28

         7.1.     Survival..................................................................28

                  7.1.1.    Survival of Representations And Warranties......................29

                  7.1.2.    Survival of Covenants...........................................29

         7.2.     Limitations On Indemnification; Right of Offset...........................29

                  7.2.1.    With Respect To Certain Representations And Warranties..........29

                  7.2.2.    With Respect To Shareholders' Obligations.......................29

                  7.2.3.    Right of Offset.................................................29

         7.3.     Indemnification...........................................................30

                  7.3.1.    Indemnification by the Shareholders.............................30

                  7.3.2.    Indemnification By Purchaser....................................30

                  7.3.3.    Cumulative Rights...............................................30

                  7.3.4.    Indemnity Payment; Indemnitee; Indemnifying Party...............30

                  7.3.5.    Treatment of Indemnity Payments.................................31

         7.4.     Defense of Claims.........................................................31

                  7.4.1.    Third Party Claims..............................................31

                  7.4.2.    Direct Claims...................................................33

                  7.4.3.    Failure to Give Timely Notice...................................33

                  7.4.4.    Subrogation.....................................................33

                  7.4.5.    Payment.........................................................33

         7.5.     Indemnification in Case of Indemnitee Negligence..........................33

         7.6.     Exclusive Remedy..........................................................33

8.       TERMINATION........................................................................34

         8.1.     Termination...............................................................34



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
         8.2.     Expenses In The Event Of Termination......................................34

9.       MISCELLANEOUS PROVISIONS...........................................................34

         9.1.     Notices...................................................................34

         9.2.     Expenses..................................................................35

         9.3.     Successors And Assigns....................................................36

         9.4.     Waiver; Effect of Buyer's Investigation...................................36

         9.5.     Entire Agreement..........................................................36

         9.6.     Amendments, Supplements, Etc..............................................37

         9.7.     Rights Of The Parties.....................................................37

         9.8.     Further Assurances........................................................37

         9.9.     Shareholders' Representative..............................................37

         9.10.    Governing Law.............................................................37

         9.11.    Execution In Counterparts.................................................37

         9.12.    Titles And Headings.......................................................37

         9.13.    Certain Interpretive Matters And Definitions..............................37

         9.14.    Cross-References..........................................................38

         9.15.    Severability..............................................................38

         9.16.    Specific Performance......................................................38

         9.17.    Arbitration...............................................................38


                                       vi

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                               TABLE OF SCHEDULES

                          (Not a part of the Agreement)

Heading                                                                    Number
-------                                                                    ------
Shareholders; Share Ownership...............................................1.1
Form of Escrow Agreement....................................................1.2
List of Foreign Qualifications..............................................2.1
Restrictions and Conflicts..................................................2.7
1999 Comparative Audited Financial Statements...............................2.8(a)
1998 Comparative Audited Financial Statements...............................2.8(b)
Unaudited Financial Statements..............................................2.8(c)
Exceptions to GAAP..........................................................2.8(d)
Material Adverse Change Relating to the Business............................2.10
Violations of Law...........................................................2.11
Leased Real Property........................................................2.12
Insurance...................................................................2.13
Patent and Trademark Rights.................................................2.14(a)
Software....................................................................2.14(b)
Litigation; Decrees.........................................................2.15
Contract Rights.............................................................2.16
Employee Benefit Plans......................................................2.17(a)
Non-Compliance with respect to Benefit Plans................................2.17(b)
Labor Relations.............................................................2.18
Personnel...................................................................2.19
Environmental Protection....................................................2.20
Tax Returns and Tax Liabilities.............................................2.21(b)
Accounts Receivable.........................................................2.22(b)
Permits.....................................................................2.24
Major Suppliers and Providers...............................................2.26
Exceptions to Pre-Closing Restrictions......................................4.6(b)
Consents Under Key Agreements...............................................5.1.6
Termination Statements......................................................5.1.8
Form of Employment Agreement of Robert Detore...............................5.1.10(a)
Form of Employment Agreement of Michael Kinkead.............................5.1.10(b)
Form of Non-Competition Agreement of Robert Detore..........................5.1.10(c)
Form of Non-Competition Agreement of Michael Kinkead........................5.1.10(d)
Information Regarding Customer Contracts....................................5.1.12(a)
Licenses and Permits........................................................5.1.12(b)



                                      vii
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                                  DEFINED TERMS

Term                                                                      Section
----                                                                      -------
1954 Code..................................................................2.21(e)

Affiliate..................................................................9.13(c)
Agreement..................................................................Preamble
Ancillary Documents........................................................2.4
AJD........................................................................Preamble
AMD........................................................................Preamble
ASG........................................................................Recital C
Audited Balance Sheet......................................................2.8
Audited Financial Statements...............................................2.8

Closing....................................................................6.1
Closing Date...............................................................6.1
Closing Date Net Working Capital...........................................1.3(a)
Code.......................................................................2.21(d)
Company....................................................................Recital A
Company Accountants........................................................1.3(b)
Confidentiality Agreement..................................................4.5

Detore Children............................................................Preamble
Direct Claim...............................................................7.4.2
Drew.......................................................................Preamble

Employee Benefit Plans.....................................................2.17(a)
Environmental Laws.........................................................2.20(a)
ERISA......................................................................2.17(a)
ERISA Affiliate............................................................2.17(a)
Escrow Agent...............................................................1.2
Escrow Agreement...........................................................1.2

Final Closing Balance Sheet................................................1.3(b)
Financial Statements.......................................................2.8
FMLA.......................................................................2.18(a)

GAAP.......................................................................2.8
Governmental Agency........................................................9.13(c)

Hazardous Substances.......................................................2.20(a)
Headquarters...............................................................2.12
HSR Act....................................................................2.7


                                      viii

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
Indemnifiable Losses.......................................................7.3.1
Indemnitee.................................................................7.3.4
Indemnifying Party.........................................................7.3.4
Indemnity Payment..........................................................7.3.4
Independent Accounting Firm................................................1.3(b)

Key Agreements.............................................................5.1.6
Kinkead....................................................................Preamble
Knowledge..................................................................9.13(d)

Licensed Software..........................................................2.14(b)
Liens......................................................................2.6

Material Adverse Effect....................................................2.1
Medical Malpractice Claims.................................................5.1.12

NLRB.......................................................................2.18(a)

OSHA.......................................................................2.18(a)

Patent and Trademark Rights................................................2.14(a)
Preliminary closing Balance Sheet..........................................1.3(b)
Proprietary Software.......................................................2.14(b)
Purchaser..................................................................Preamble
Purchase Price.............................................................1.2
Purchase Price Agreement...................................................1.3(a)

Related Person.............................................................2.26
Representative.............................................................9.9
Respective Ownership Percentages...........................................1.2
RSJR.......................................................................Preamble

Securities Act.............................................................9.13(c)
Settlement Date............................................................1.3(a)
Shareholders...............................................................Preamble
Shares.....................................................................1.1
Software...................................................................2.14(b)
Subsidiary.................................................................9.13(c)

Target Net Working Capital.................................................1.3(a)
Tax Returns................................................................2.21(a)
Taxes......................................................................2.21(a)
Third Party Claim..........................................................7.4.1(a)
Unaudited Financial Statements.............................................2.8
WARN Act...................................................................2.18(a)





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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 24th day of April, 2000, between PRISON HEALTH SERVICES, INC., a Delaware corporation (the "Purchaser"); DREW ASSOCIATES INTERNATIONAL, INC., a New Jersey corporation ("Drew"); ANDREW J. DETORE, an individual resident of the State of New Jersey ("AJD"); AVA M. DETORE, an individual resident of the State of New Jersey ("AMD" and together with "AJD," collectively, the "Detore Children"); MICHAEL KINKEAD, an individual resident of the State of New Jersey ("Kinkead"); and RSJR ASSOCIATES, INC., a New Jersey corporation ("RSJR") (Drew, Detore Children, Kinkead and RSJR are hereinafter referred to, collectively, as the "Shareholders").

                                    RECITALS

                  A. The Shareholders own 100% of the issued and outstanding shares of capital stock of Correctional Health Services, Inc., a New Jersey corporation (the "Company").

                  B. Pursuant to the terms and conditions of this Agreement, the Shareholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Shareholders, all of the issued and outstanding shares of capital stock of the Company.

                  C. America Service Group Inc., a Delaware corporation and the parent corporation of the Purchaser ("ASG"), has guaranteed all obligations of the Purchaser pursuant to this Agreement.

                  D. Pursuant to the terms of a Non-Competition Agreement, Mr. Robert Detore, the President and Chief Executive Officer of the Company has agreed not to compete with the Purchaser under the terms set forth therein in exchange for a payment in the amount of $1,800,000.

                  E. Pursuant to the terms of a Non-Competition Agreement, Mr. Michael Kinkead, the Executive Vice President and Chief Operating Officer of the Company, has agreed not to compete with the Purchaser under the terms set forth therein in exchange for a payment in the amount of $200,000.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                         1. PURCHASE AND SALE OF SHARES

         1.1. Purchase And Sale Of Shares. On the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), each Shareholder will sell, transfer and deliver to the Purchaser, and the Purchaser will purchase and accept delivery of the number of shares of common stock of the Company set forth opposite his or her name on Schedule 1.1 hereto (all of such shares being sold hereunder being hereinafter referred to collectively as the "Shares"), which Shares shall constitute all of the issued and outstanding capital stock of the Company.

         1.2. Purchase Price; Escrow. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Shares, at the Closing Purchaser (i) shall pay to the Shareholders, in accordance with the respective ownership percentages set forth opposite their respective names on Schedule 1.1 hereto (the "Respective Ownership Percentages") the sum of $13,000,000 U.S. Dollars (the "Purchase Price") and (ii) shall deposit the amount of $2,000,000 U.S. Dollars in escrow with SunTrust Bank, as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement (the "Escrow Agreement"), substantially in the form attached hereto as Schedule 1.2.

         1.3. Post-Closing Adjustment.

              (a) The Purchase Price shall be increased or decreased (the "Purchase Price Adjustment") on a dollar-for-dollar basis by an amount equal to the amount by which the Closing Date Net Working Capital (as hereinafter defined) is in excess of or is less than the Target Net Working Capital (as hereinafter defined). The payment of the Purchase Price Adjustment shall occur within three (3) days after the final determination of the Closing Date Net Working Capital, or on such other date as shall be mutually agreed to in writing by the parties (the "Settlement Date"). If the Closing Date Net Working Capital is greater than the Target Net Working Capital, the Purchaser shall pay to the Shareholders, in accordance with their Respective Ownership Percentages, an amount equal to the Purchase Price Adjustment. If the Closing Date Net Working Capital is less than the Target Net Working Capital, the Shareholders shall pay to the Purchaser, in accordance with their Respective Ownership Percentages, an amount equal to the Purchase Price Adjustment. The term "Closing Date Net Working Capital" means the difference between the current assets and current liabilities of the Company, both computed in accordance with generally accepted accounting principles and both as disclosed on the Final Closing Balance Sheet (as hereinafter defined). For the avoidance of doubt, the Purchaser and the Shareholders acknowledge and agree that the current liabilities of the Company as of the close of business on the Closing Date shall include the accrued federal, state and local income taxes with respect to the Company's operations for the portion of the tax year of the Company ending on the Closing Date, including any accrued taxes attributable to the Company's sale or distribution of its marketable securities prior to the Closing Date. Furthermore, the Purchaser and the Shareholders agree that the current liabilities of the Company as of the close of business on the Closing Date shall include the amount of $254,000 with respect to the uninsured liability of the Company for claims made after the Closing Date for acts, occurrences or events that occurred prior to the Closing Date. The term Target Net Working Capital means an amount equal to $0.

              (b) As promptly as practicable after the Closing and in any event within forty-five (45) days of the Closing Date, the Shareholders and the Purchaser shall cause the Company to prepare, in accordance with generally accepted accounting principles, and shall cause Deloitte & Touche LLP, Nashville, Tennessee (the "Company Accountants") to audit the financial statements of the Company as of the close of business on the Closing Date (the "Preliminary Closing Balance Sheet"). The Company shall pay the cost of the audit. The expenses of the audit shall be disregarded in determining the Closing Date Net Working Capital. The Preliminary Closing Balance Sheet shall be delivered to the Shareholders and the Purchaser promptly following the completion thereof. The Purchaser and the Shareholders shall each have fifteen
(15) days following delivery of the Preliminary Closing Balance Sheet during which to notify the other of any dispute of any item contained in the Preliminary Closing Balance Sheet, which notice shall set forth in reasonable detail the basis for such dispute. If either party fails to notify the other of any dispute within such 15-day period, the Preliminary Closing Balance Sheet shall be deemed to be the "Final Closing Balance Sheet." The Purchaser and the Shareholders shall cooperate in good faith to resolve any dispute as promptly as possible, and upon such resolution, the Final Closing Balance Sheet shall be prepared in accordance with the agreement of the Purchaser and the Shareholders. If the Purchaser and the Shareholders are unable to resolve any dispute within fifteen (15) days (or such longer period as the Purchaser and the Shareholders shall mutually agree in writing) of delivery of such notice, such dispute shall be resolved by a mutually agreeable nationally recognized, independent accounting firm ("Independent Accounting Firm"), and such determination shall be final and binding on the parties. If the Shareholders and the Purchaser cannot mutually agree on the identity of the Independent Accounting Firm, then the Shareholders and the Purchaser shall each submit to the other party's independent auditor the name of a national accounting firm, and the Independent Accounting Firm shall be selected by lot from those two firms by the independent auditors of the two parties. (If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then an arbitrator shall be selected to serve as such, such selection to be according to the above procedures.) Any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by the Purchaser and the Shareholders. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen (15) days of submission of the Preliminary Closing Balance Sheet to it and, in any case, as promptly as practicable after such submission. The Final Closing Balance Sheet shall then be prepared by the Purchaser and the Shareholders based on the determination of the Independent Accounting Firm.

         1.4. Method of Payment. All payments from one party to another under this Agreement shall be made by wire transfer of immediately available federal funds to an account designated in writing by the person or entity to receive such payment.

         1.5. Deliveries by Shareholders. At the Closing, the Shareholders will deliver or cause to be delivered to the Purchaser (unless delivered previously) the following:

              (a) The stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock or similar powers duly endorsed in blank;

              (b) The resignations of all officers and members of the Board of Directors of the Company;

              (c) Those items set forth in Section 5.1; and

              (d) All other documents, instruments and writings required or reasonably requested by the Purchaser to be delivered by the Shareholders at or prior to Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

         1.6. Deliveries by Purchaser. At the Closing, the Purchaser will deliver or cause to be delivered to the Shareholders (unless previously delivered) the following:

              (a) The Purchase Price in accordance with Section 1.2 hereof;

              (b) Those items set forth in Section 5.2; and

              (c) All other documents, instruments and writings required or reasonably requested by the Shareholders to be delivered by the Purchaser at or prior to Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

              2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                            RELATING TO THE COMPANY

         In order to induce the Purchaser to enter into this Agreement, and to consummate the transactions contemplated hereby, the Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

         2.1. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority and all permits necessary to own, lease and operate its properties and to and to carry on its business as presently conducted and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its properties and assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). Schedule 2.1 hereto sets forth a list of each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation. As used herein, the term "Material Adverse Effect" shall mean any event, change or effect, individually or in the aggregate with such other events, changes or effects, that has occurred which has a material adverse effect upon the financial condition, results of operations, business or prospects of the Company taken as a whole.

         2.2. Articles and Bylaws; Corporate Records. The Company has delivered to the Purchaser complete and correct copies of (i) the Company's Amended and Restated Certificate of Incorporation and all amendments thereto (certified by the Secretary or an Assistant Secretary of the Company), and (ii) its By-Laws and all amendments thereto (certified by the Secretary or an Assistant Secretary of the Company). The corporate minutes and stock records of the Company have been made available to the Purchaser and are complete and correct in all material respects as of the date hereof.

         2.3. No Subsidiaries. The Company has no direct or indirect equity interest by stock ownership or otherwise in any other corporation, partnership, joint venture, firm, association or business enterprise.

         2.4. Authorization and Effect of Agreement Each Shareholder has all requisite power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Shareholder of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation by each Shareholder of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized. This Agreement and the Ancillary Documents to which the Shareholders are or will be parties have been or will be, as the case may be, duly executed and delivered by each Shareholder and constitute or will constitute, as the case may be, valid and binding obligations of each Shareholder, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding at law or equity).

         2.5. Capital Stock. The authorized capital stock of the Company consists of (i) 2,500,000 shares of preferred stock, $.01 par value per share, no shares of which are outstanding on the date of this Agreement and (ii) 10,000,000 shares of common stock, $.01 par value per share, 3,800,000 shares of which are issued and outstanding on the date of this Agreement. All of the issued and outstanding shares of capital stock of the Company (x) are duly authorized, validly issued, fully paid and nonassessable, (y) are held of record by the Shareholders as set forth on Schedule 1.1, and (z) were not issued in violation of the preemptive rights of any person or any agreement or law by which the Company at the time of issuance was bound. No shares of capital stock of the Company are reserved for issuance or are held as treasury shares. There are no (i) outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the capital stock of the Company, other than as contemplated by this Agreement; (ii) outstanding contracts or other agreements of the Shareholders, the Company or any other person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company, or securities or obligations of any kind convertible into any shares of the capital stock of the Company; (iii) dividends which have accrued or been declared but are unpaid on the capital stock of the Company; and (iv) outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Company.

         2.6. Ownership of the Company. The Shareholders are the owners of the Shares in the Respective Ownership Percentages set forth on Schedule 1.1 hereto. The Shareholders have good title to the Shares free and clear of all Liens. As used herein, "Liens" means any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind (including, without limitation, any option, conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Affiliate (as hereinafter defined), any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another person (other than any subordination arising in the ordinary course of business).

         2.7. Absence of Restrictions and Conflicts. Except as described on
Schedule 2.7, the execution, delivery and performance of this Agreement, the Ancillary Documents, and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate, constitute a breach of or default under, result in the loss of any material benefit under the terms or provisions of, or permit the acceleration of any obligation under, (i) any term or provision of the Amended and Restated Certificate of Incorporation or the

Bylaws of the Company, (ii) any indenture, lease or other material contract to which the Company or any Shareholder is bound, (iii) any judgment, decree or order of any court or governmental authority or agency to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to the Company or any Shareholder, so as to have, in the case of subsections (ii) through (iv) above, a Material Adverse Effect. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Company is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement by the Company, the failure to obtain which would have a Material Adverse Effect.

         2.8. Financial Information. Attached hereto as Schedule 2.8(a) and 2.8(b), respectively, are copies of (i) the audited balance sheet and related statements of operations, shareholders' equity and cash flows of the Company for the years ended December 31, 1999 and 1998, and (ii) the audited balance sheet and related statements of operations, shareholders' equity and cash flows of the Company for the years ended December 31, 1998 and 1997, with the reports thereon of Arthur Anderson LLP (collectively, the "Audited Financial Statements.") The audited balance sheet of the Company at December 31, 1999 is referred to herein as the "Audited Balance Sheet." Attached hereto as Schedule 2.8(c) is a copy of the unaudited balance sheet and related unaudited statements of operations, shareholders' equity and cash flows of the Company for the quarter ended March 31, 2000 (the "Unaudited Financial Statements"). Except as set forth in Schedule 2.8(d) hereto, the Unaudited Financial Statements and the Audited Financial Statements (collectively, the "Financial Statements") (x) are complete and correct in all material respects and have been prepared in accordance with the books and records of the Company, (y) present fairly in all material respects the financial condition of the Company and the results of its operations as at and for the respective periods then ended, and (z) have been prepared in accordance with the generally accepted accounting principals in effect in the United States of America at the time of application thereof applied on a basis consistent with the prior applications of those principles in the audited balance sheets of the Company ("GAAP").

         2.9. Undisclosed Liabilities. Except as and to the extent reflected on the Audited Balance Sheet (including the footnotes thereto) or in this Agreement (including the Schedules hereto), the Company does not have any liabilities, commitments or obligations of any nature, (whether absolute, accrued, contingent or otherwise) which, under GAAP or the terms of this Agreement, are required to be disclosed, other than those incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet.

         2.10. No Material Adverse Change Relating to the Business. Except as described on Schedule 2.10, since December 31, 1999, the business of the Company has been conducted in the ordinary course and the Company has not (a) suffered any material adverse change in its business, prospects, financial condition or results of operations; (b) received any notice of termination of any contract or other agreement which, in any case or in the aggregate, could reasonably be expected to result in the Company's loss of $50,000 or more of revenues from existing contracts; (c) suffered any damage, destruction or casualty loss (whether or not covered by insurance) which individually or in the aggregate resulted in a Material Adverse Effect; (d) made, declared or set aside for payment any dividend or any other distribution with respect to its capital stock or consummated any direct or indirect redemption, purchase or other acquisition of its capital stock or sold or otherwise issued any shares of its capital stock; (e) incurred or discharged any material obligation or liability except in the ordinary course of business; (f) entered into any material transaction or made any material expenditures or commitments not in the ordinary course of its business consistent with past practice except, in any such case, as specified in or contemplated by other sections of this Agreement; (g) mortgaged, pledged or subjected to a lien or any other encumbrance any of its assets, tangible or intangible (other than with respect to liabilities incurred since December 31, 1999 in the ordinary course of business that, individually and in the aggregate, are not material); (h) sold or transferred any of the assets material to its business, canceled any material debts or claims or waived any material rights, except in the ordinary course of business; (i) granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by the Company to any officer or employee, consultant or agent (other than normal increases consistent with past practices), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent, except in the ordinary course of business; or (j) entered into any agreement to do any of the foregoing.

         2.11. Compliance with Applicable Law. Except as listed or described on
Schedule 2.11, the business of the Company is not being conducted in violation of, and the Company has not received any notice of any current violation of, any material laws, ordinances, rule or regulations of any federal, state, local or foreign governmental authority which are applicable to the Company, other than violations which will not, individually or in the aggregate, result in a Material Adverse Effect.

         2.12. Real Property. Except for the leased real property identified on
Schedule 2.12 and the leased corporate headquarters facility located in Verona, New Jersey (the "Headquarters"), the Company does not own any fee or leasehold or other interests in any real property used in the conduct of the business of the Company or necessary for the continued conduct of the business as presently conducted. The Company has a good, marketable and insurable leasehold interest in the Headquarters.

         2.13. Insurance. Schedule 2.13 sets forth a list and description, including policy numbers, names and addresses of insurers and expiration dates, of all material policies of fire, liability and other forms of insurance in effect as of the date hereof maintained by the Company or any of its Affiliates with respect to the business or the assets of the Company (all of which (or similar policies) will be maintained in effect until the Closing). All such policies are in full force and effect and all premiums due and payable in respect thereof have been paid except to the extent set forth on Schedule 2.13. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company.
Schedule 2.13 sets forth a list of all pending claims and the status as of the date of this Agreement of all deductibles with respect to all such policies, and loss run for the year ended December 31, 1999, with respect to such policies.

         2.14. Intellectual Property.

               (a) Schedule 2.14(a) sets forth a complete and correct list of each United States and foreign patent, trademark, trade name, service mark, copyright and application therefor (hereinafter the "Patent and Trademark Rights") owned by the Company and used primarily in the business of the Company. To the knowledge of the Shareholders, the business of the Company as now conducted does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks or copyrights of others. The Shareholders do not know of any use by others of any of the Patent and Trademark Rights that would be material to the business of the Company as presently conducted.

               (b) Schedule 2.14(b) set forth a complete and correct list of (i) all computer software programs that are proprietary to the Company (the "Proprietary Software") and used primarily in the business of the Company; (ii) all computer software programs licensed to the Company that are material to the conduct of the business of the Company (other than "off-the-shelf" software owned by or licensed to the Company) (the "Licensed Software" and together with the Proprietary Software, collectively, the "Software"); (iii) all agreements relating to Licensed Software; and (iv) all agreements relating to the use by third parties of any Software. The Company owns or possesses valid license rights to all Software. There are no infringement suits, actions or proceedings pending or, to the knowledge of the Shareholders, threatened against the Company with respect to any Software. To the knowledge of the Shareholders, there are no infringement suits, actions or proceedings pending or threatened against the owner of any Licensed Software. To the knowledge of the Shareholders, the Company's license, sublicense, agreement or permission covering the Licensed Software is (i) legal, valid, binding and enforceable and is in full force and effect and (ii) has not been breached by the Company or the third-party. Subject to receipt of any consents described in Section 2.7 that are applicable to the Licensed Software, the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's right to use any Licensed Software that is material to the operations of the business of the Company following the Closing.

         2.15. Litigation; Decrees. There is no claim, action, suit, proceeding or governmental investigation, including, without limitation, any such claim, action, suit, proceeding or investigation relating to this Agreement or the transactions contemplated by this Agreement, pending or, to the knowledge of the Shareholders, threatened against the Company by or before any court, governmental or regulatory authority or by any third party. Except as listed or described on Schedule 2.15, there are no lawsuits, claims, administrative or other proceedings or investigations pending or, to the knowledge of the Shareholders, threatened by, against or affecting the Company or any of its Affiliates, arising out of or relating to the conduct of the business of the Company or otherwise which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Shareholders are not aware of any facts or circumstances that could be reasonably expected to give rise to any such suits, claims, investigations or proceedings. Except as set forth on Schedule 2.15, the Company is not in default under any judgment, order or decree of any governmental agency to which the Company is a party, or that, to the Shareholder's knowledge, is applicable to the conduct of the business of the Company.

         2.16. Contract Rights. Except as listed or described on Schedule 2.16 or 2.17, the Company is not a party to or bound by any contract that is of a type described below:

               (a) Any employment or consulting contract (other than an Employee
Plan) with an employee that is not terminable at will by the Company and that will require aggregate future payments in excess of $5,000 in the case of any one contract or $15,000 in the aggregate for all contracts of such type;

               (b) Any collective bargaining or other contract with any labor union;

               (c) Any contract for capital expenditures or the acquisition, construction or modification of fixed assets which requires aggregate future payments of $5,000 or more in the case of any one contract or $15,000 or more in the aggregate for all contracts of such type;

               (d) Any contract (other than a contract of the type referred to in clause (a) or (c) of this Section 2.16 or a purchase order issued in the ordinary course of business) for the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment or other property or services (including consulting services) which is not terminable at will and requires aggregate future payments or expenses in excess of $15,000;

               (e) Any contract (other than a service contract issued in the ordinary course of business) for the furnishing of services of the business (i) entered into in the ordinary course and for an amount of $15,000 or more, (ii) not entered into in the ordinary course of business or (iii) which is for a term of 12 months or more;

               (f) Any purchase order not terminable at will by the Company and requiring aggregate future payments of $15,000 or more;

               (g) Any service contract not terminable at will by the Company and for an amount of $15,000 or more;

               (h) Any contract relating to (i) clean-up, abatement or other actions in connection with the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study or (ii) disposal of hazardous or biomedical wastes;

               (i) Any contract not terminable at will by the Company and granting to any person a right at such person's option to purchase or acquire any asset or property of the Company's business (or any interest therein) with a value in excess of $5,000 in the case of any one contract or $15,000 in the aggregate for all contracts of such type;

               (j) Any license or royalty contract providing for aggregate future payments in excess of $5,000 in the case of any one contract or $15,000 in the aggregate for all contracts of such type;

               (k) Any contract with any provider, independent contractor or other agent having a remaining term in excess of one year and which by its terms is not terminable without penalty on 90 calendar days' or less notice;

               (l) Any lease under which the Company (i) is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) is a lessor of, or makes available for use by any third party, any tangible personal property owned by the Company, in either such case which lease requires aggregate annual payments in excess of $15,000;

               (m) Any contract with any provider, supplier or customer with respect to discounts or allowances or extended payment terms, except for the Company's standard discount terms;

               (n) Any joint venture or partnership contract with any other person;

               (o) Any contract restricting the Company from conducting its business;

               (p) Any contract giving any party the right to renegotiate prices or require a reduction in prices or the repayment of any amount previously paid and involving potential payments in excess of $5,000 in the case of any one contract or $15,000 in the aggregate for all such contracts;

               (q) Any contract pursuant to which the Company has advanced or loaned to any other person, or invested in any other person, amounts in the aggregate (for any one person) exceeding $15,000 or contractually committed to do so;

               (r) Any guaranty of any obligation, other than endorsements made for collection;

               (s) Any minority or set-aside contract;

               (t) Any grant of any right-of-first refusal or similar right in favor of any third party with respect to any material portion of the assets of the Company; and

               (u) Any other contract which involves future payment or performance valued at $15,000 or more.

               True and complete copies of all the contracts required to be listed on Schedule 2.16 or any other Schedule hereto have been furnished to the Purchaser, other than purchase orders and service contracts entered into in the ordinary course for less than $5,000 in the case of any one contract. Except as set forth on Schedule 2.16, (i) the Company and (to the knowledge of the Shareholders) the other parties thereto, have performed in all material respects all obligations required to be performed by them to date under their contracts (including without limitation those listed on Schedule 2.16 or on any other Schedule hereto) and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except for such failures to perform, breaches and defaults which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect, and (ii) all contracts required to be listed on Schedule 2.16 or on any other Schedule hereto are valid, in full force and effect and enforceable in accordance with their respective terms, except where the failure thereof to be valid, in full force and effect and enforceable would not individually or in the aggregate have a Material Adverse Effect.

         2.17. Employee Contracts, Union Agreements and Benefit Plans.

               (a) Except as set forth on Schedule 2.17(a), the Company has no Employee Benefit Plans (as hereinafter defined) that cover employees of the Company. Schedule 2.17(a) also sets forth a complete and accurate list of all agreements or arrangements on behalf of any officers, directors or employees of the Company providing for payment or other benefits to such person contingent upon the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, setting forth in reasonable detail, the amount of payments to be made to each such person or the basis on which such amounts shall be computed. Except as described on Schedule 2.17(a), the transactions contemplated by this Agreement will not result in any additional or accelerated payments to, or increase the vested interest of, any current or former officer, employee or director of the Company or their dependents under any Employee Benefit Plan. Pursuant to Section 280G(b)(5)(A)(i) of the Code, the transactions contemplated by this Agreement will not result in any payments to any current or former officer, employee or director of the Company that will be subject to
Section 280G of the Code. Except as set forth on Schedule 2.17(a), all of the Employee Benefit Plans that cover employees of the Company are currently in effect. All Employee Benefit Plans that cover employees of the Company and that are welfare plans providing or offering benefits to retirees or are retirement plans intended to be qualified under Section 401(a) of the Code are identified as such on Schedule 2.17(a). Neither the Company nor its ERISA Affiliates maintains, contributes to, or participates in, or has ever maintained, contributed to, or participated in a multiemployer plan within the meaning of ERISA Section 4001(a)(3). To the Shareholders' knowledge, no fact exists that could subject the Purchaser to any liability after the Closing under Title IV of ERISA in connection with an Employee Benefit Plan. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Employee Benefit Plans" means any plans, programs, agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) that relate to compensation, remuneration or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) in any way, including all employment, consulting or collective bargaining contracts, and deferred compensation, pension (as defined in Section 3(2) of ERISA), multiemployer (as defined in Section 3(37)(A) of ERISA), profit sharing, thrift, stock ownership, severance, stock appreciation rights, bonus, stock option, stock purchase or other nonqualified or compensation commitments, benefit plans, arrangements or plans, including all welfare plans (as defined in Section 3(1) of ERISA) of or pertaining to the present or former officers, directors or employees (including retirees), or their dependents, of the Company and any "ERISA Affiliate" (as hereinafter defined) or any predecessors in interest thereto, that are currently in effect or as to which the Company, or any ERISA Affiliate, has any ongoing liability or obligation whatsoever. "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with the Company is treated as a single employer pursuant to Sections 414(b),(c),(m) or (o) of the Code.

               (b) Except as set forth on Schedule 2.17(b), (i) the Company and all ERISA Affiliates and their predecessors in interest have complied in all material respects with all of their respective obligations with respect to all Employee Benefit Plans that cover employees of the Company, including the payment of all contributions and expenses required or due to be paid, the satisfaction of all reporting and disclosure requirements to federal, state and local governments and governmental agencies and to all such Employee Benefit Plan participants and beneficiaries, and the payment or accrual of all expenses for all periods, including the period between the end of the previous plan year and the Closing Date, and (ii) the Employee Benefit Plans that cover employees of the Company have been maintained in compliance in all material respects with their terms and all applicable laws and regulations.

               (c) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of assets of any Employee Benefit Plan that covers employees of the Company (other than routine claims for benefits) is pending or, to the Shareholders' knowledge, threatened, and no audit or investigation by any domestic or foreign governmental or law enforcement agency is pending or has been proposed with respect to any Employee Benefit Plan that covers employees of the Company.

         2.18. Labor Relations.

               (a) Except as set forth on Schedule 2.18, (i) the employees of the Company have not been and are not represented by a labor organization which was either National Labor Relations Board ("NLRB") certified or voluntarily recognized; (ii) the Company has not been and is not a signatory to a collective bargaining agreement with any labor organization that relates in any way to the business of the Company; (iii) no representation election petition has been filed by employees of the Company or is pending with the NLRB and, to the Shareholders' knowledge, no union organizing campaign involving employees of the Company has occurred or is in progress; (iv) no NLRB unfair labor practice claims relating to the Company have been filed and/or are presently pending against the Company or any labor organization representing the employees of the Company; (v) no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining agreement, is pending against the Company with respect to the employees of the Company; (vi) to the Shareholders' knowledge, no hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Company has occurred or is in progress; (vii) no breach of contract and/or denial of fair representation claim relating to the Company is pending against the Company and/or any labor organization representing the employees of the Company; (viii) no claim for unpaid wages or overtime or for child labor or record keeping violations is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act or Service Contract Act or any other federal, state, local or foreign law, regulation or ordinance with respect to the business of the Company; (ix) no discrimination and/or retaliation claim has been filed or is pending against the Company under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act ("FMLA"), the Fair Labor Standards Act, ERISA or any other federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace with respect to the business of the Company; (x) if the Company is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanctions or debarment proceeding has been filed or is pending with Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress with respect to the business of the Company; (xi) no citation has been issued by the Occupational Safety and Health Administration ("OSHA") against the Company with respect to the Company's business and no notice of contest or OSHA administrative enforcement proceeding involving the Company is pending with respect to the Company's business; (xii) no workers' compensation or retaliation claim has been filed or is pending against the Company with respect to the Company's business; (xiii) no citation of the Company has occurred and no enforcement proceeding has been initiated or is pending under federal or foreign immigration law with respect to the Company's business; and (xiv) the Company has not taken any action that would constitute a "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act") or otherwise trigger notice requirements or liability under any local or state plant closing notice law. The Company is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

               (b) The Company has made all filings required by the Occupational Safety and Health Act, Executive Order 11246 and other similar federal, state and local laws, regulations and orders, including all filings with the Equal Employment Opportunity Commission and any other filings relating to affirmative action or similar programs with respect to the business of the Company. The Company has previously delivered to the Purchaser all material reports and filings made or filed by it with respect to such matters.

         2.19. Personnel. Schedule 2.19 sets forth the names, locations of service, salary or rate of pay and classification of all personnel employed by the Company or providing services as an independent contractor to the Company as of the date of this Agreement. The status of each such person as an employee or independent contractor is correctly indicated on Schedule 2.19. The Company has received no claim from any Governmental Agency to the effect that the Company has improperly classified as an independent contractor any person listed on
Schedule 2.19 or any similarity situated person. Schedule 2.19 sets forth the date of the last salary or rate of pay increase for each such person whose 1999 annual compensation exceeded $25,000.

         2.20. Environmental Protection.

               (a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                   "Environmental Laws" means federal, state and local statutes, ordinances, regulations and codes, and other applicable laws relating to pollution, protection of the environment or public health and safety, as amended or reauthorized, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.), and the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.).

                   "Hazardous Substances" means, without limitation, any
               explosive or radioactive material, asbestos, wastewater and sludges derived from wastewater, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous waste, biomedical or biohazardous waste, toxic or hazardous substances or related materials, as defined in the Environmental Laws.

               (b) Except as set forth on Schedule 2.20:

                           (i) The Company is in compliance in all material
                   respects with all applicable Environmental Laws with respect to its properties, assets and operations comprising the business of the Company.

                           (ii) The Company has obtained and adhered, in all
                   material respects, to all necessary permits and other approvals, necessary to conduct the business as presently conducted and to store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by Environmental Laws, all past and present sites owned, leased or operated by it where Hazardous Substances have been treated, stored or disposed.

                           (iii) Except in accordance with applicable
                   Environmental Laws: (i) no Hazardous Substance has been released (as that term is defined in the applicable Environmental Laws) by the Company at or on any of the property owned, leased or operated by the Company during the period in which the Company has owned, leased or operated such property, and (ii) to the knowledge of the Shareholders, no Hazardous Substance has ever been released at or on any of the property owned, leased or operated by the Company.

                           (iv) The Company has not received any written notice,
                   claim or request for information relating to any on-site or off-site locations to which it has transported Hazardous Substances or arranged for the transportation of Hazardous Substances, alleging that it is liable for any clean-up cost, remedial work, damage to natural resources or personal injury.

                           (v) There is no claim for violation of any
                   Environmental Law pending or, to the knowledge of the Shareholders, threatened against the Company.

                           (vi) The Company has made available to the Purchaser
                   accurate and complete copies of all documents in its possession or under its control pertaining to all of the matters described in paragraphs (i) through (v) of this
                   Section 2.20(b), including all environmental audits or assessments prepared by and for the Company or, to the knowledge of the Shareholders, any governmental authority or any third party (including any financial institution).

         2.21. Tax Matters.

               (a) For purposes of this Agreement, (i) "Taxes" shall mean all taxes (including any taxes attributable to the Company ceasing to be a member of an affiliated group as defined in Section 1504(a) of the Code), assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including federal, state, city, county, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which the Company may have any liability imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof, whether disputed or not, and any charges, interest or penalties imposed by any taxing authority as the result of the failure to file any Tax Returns; and (ii) Tax Returns shall mean any report, return, declaration or other information required to be supplied to a taxing authority, including estimated returns and reports of every kind, in connection with Taxes.

               (b) Except as otherwise disclosed on Schedule 2.21(b), (i) all Tax Returns required to be filed by the Company have been timely and properly filed in accordance with any applicable law or any applicable extensions, and all such Tax Returns were correct and complete in all respects, (ii) all Taxes, deposits or other payments for which the Company may have any liability through December 31, 1999 (whether or not shown on any Tax Return), have been paid in full or are accrued as liabilities for such Taxes on the Audited Balance Sheet (excluding any part of such accrual established to reflect timing differences between book and tax income); (iii) the amounts so paid on or before December 31, 1999, together with any amounts accrued as liabilities for such Taxes (whether accrued as currently payable or deferred Taxes but excluding any part of any such accrual established to reflect timing differences between book and tax income) on the Audited Balance Sheet will be adequate to satisfy all liabilities for such Taxes of the Company through December 31, 1999, including Taxes accruable upon income earned through December 31, 1999; (iv) there are not now any extensions of time in effect with respect to the dates on which any returns or reports of such Taxes were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any Tax Return have been paid in full, accrued on the Audited Balance Sheet or finally settled, and no issue has been raised in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) no claims have been asserted and, no proposals or deficiencies for any such Taxes are being asserted, proposed or threatened, and no audit or investigation of any Tax Return is currently underway, pending or, threatened; (vii) there are no outstanding waivers or agreements by the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company or any taxing authority; (viii) there are no Liens for any Taxes upon the assets of the Company, except Liens for current Taxes not yet due, nor are there any Liens which, to the knowledge of the Shareholders, are pending or threatened; and (ix) to the knowledge of the Shareholders, there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes with respect to the periods which have not been audited by the relevant taxing authorities.

               (c) The Company has delivered to the Purchaser true and complete copies of all income Tax Returns for the three most recent years for which Tax Returns are due to have been filed.

               (d) Neither the Shareholders nor the Company has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

               (e) No assets of the Company or of any "Related Person," as that term is defined in Section 144(a)(3) of the Code (or Section 103(b)(6)(c) of the Internal Revenue Code of 1954, as amended (the "1954 Code")), whether owned or leased pursuant to a capital lease, have been financed by private activity bonds within the meaning of Section 141 of the Code (or industrial development bonds within the meaning of Section 103(b) of the 1954 Code), and neither the Company nor any Related Person is a "principal user," as that term is used in the context of Section 144(a) of the 1986 Code (or Section 103(b) of the 1954 Code) of any building which has been so financed.

               (f) The Company is not a party to any written agreement providing for the allocation or sharing of Taxes.

               (g) Since 1995, the Company has not filed or been included in any combined or consolidated Tax Return with any Person or been a member of an affiliated group, within the meaning of Section 1504 of the Code, filing a consolidated federal income Tax Return.

               (h) The Company does not have any liability for the Taxes of any person (other than the Company under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local or foreign law)).

         2.22. Accounts Receivable.

               (a) There are no accounts receivable of the Company owing by any director, officer, Shareholder, employee, manager or similar agent or representative of the Company or any relative of any Affiliate of any such person.

               (b) All accounts receivable of the Company which are reflected on the balance sheet included in the Unaudited Financial Statements (i) are valid, existing and, to the knowledge of the Shareholders, collectible in the ordinary course of the Company's business, subject to normal bad debt reserves and experience, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business or valid claims for expense reimbursement and (iii) are not subject to any refunds or adjustments or any defenses, rights of setoff, assignment, restrictions, security interests or other encumbrances other than in the ordinary course of business consistent with prior practices. Except as set forth on Schedule 2.22, all such accounts receivable are current, and the Shareholders are not aware of any dispute regarding the collectibility of any such account receivable.

         2.23. Broker's and Finders' Fees. Neither the Company nor anyone acting on behalf of the Company, has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

         2.24. Permits. The permits listed on Schedule 2.24 constitute all permits and licenses which are necessary to the conduct of the business of the Company or the lack of which would individually or in the aggregate have a Material Adverse Effect, and each of such permits is in full force and effect.

         2.25. Books and Records. The Company's books, records and accounts are in all material respects true and complete, are maintained in all material respects in accordance with all laws applicable to the Company, and accurately present and reflect in all material respects the transactions of the Company and the dispositions of the assets of the Company.

         2.26. Major Suppliers and Providers. Schedule 2.26 sets forth a list of each supplier of goods or provider of services to the Company to whom the Company paid in the aggregate more than $10,000 during the year ended December 31, 1999, together with, in each case, the amount paid during such period. Except as set forth on Schedule 2.26, the Company has not suffered any change in its relationship with any of such suppliers or providers which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.26, the Shareholders have no knowledge that the consummation of the transactions contemplated hereunder will have any adverse effect on the Company's business relationship with any such supplier or provider. Except as set forth on Schedule 2.26, none of the officers or directors of the Company, nor, to the Shareholders' knowledge, any Related Person (as hereinafter defined), has any material financial interest in any supplier or provider to the Company. "Related Person" means, with respect to any director or officer of the Company, a lineal ancestor or descendant of such director or officer, the spouse of such director or officer and any entity, partnership or joint venture in which such director or officer, or any of the other persons referred to in this sentence, owns 10% or more of the equity interests.

         2.27. Medicare and Medicaid. The Company does not participate in either the Medicare or Medicaid programs, as those programs are defined in the Medicare Act and the Medicaid Act, respectively, and does not receive any payments or funds therefrom.

         2.28. Untrue Statements and Omissions. The representations and warranties of the Shareholders set forth in this Agreement or in the Ancillary Documents to which the Shareholders are a party and the Schedules to this Agreement provided by the Shareholders do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

               3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  In order to induce the Shareholders to enter into the Agreement, and to consummate the transactions contemplated hereby, the Purchaser represents and warrants to the Shareholders as follows:

         3.1. Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and possesses all material permits necessary to own, lease or otherwise hold its properties and assets and to carry on its business as presently being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property or assets owned, leased or operated by the Purchaser or the nature of the business conducted by the Purchaser makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect with respect to the Purchaser. The Purchaser will, at or before the Closing, deliver to the Shareholders complete and correct copies of (i) the Purchaser's Amended and Restated Certificate of Incorporation and all amendments thereto (certified by the Secretary or Assistant Secretary of the Purchaser) and (ii) its Amended and Restated By-Laws and all amendments thereto (certified by the Secretary or an Assistant Secretary of the Purchaser).

         3.2. Authorization And Effect Of Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of the Purchaser and on the part of ASG. Without limiting the generality of the foregoing, the Board of Directors of ASG has duly approved the execution and delivery by the Purchaser of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby to be consummated by it. Furthermore, the Board of Directors of ASG has duly approved the execution and delivery by ASG of the Guaranty and the performance by ASG of its obligations thereunder. This Agreement and the Ancillary Documents to which the Purchaser is or will be a party have been or will be, as the case may be, duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding in equity or at law).

         3.3. No Restrictions Against Purchase Of The Shares. Except as set forth in Schedule 3.3, the execution and delivery by the Purchaser of this Agreement and the Ancillary Documents to which the Purchaser is or will be a party do not, and the performance by the Purchaser of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Purchaser or any contract, permit or law applicable to the Purchaser or its assets, other than any such conflicts, violations or defaults which individually or in the aggregate do not have a Material Adverse Effect on the business, financial condition or results of operations of Purchaser. Except for compliance with the applicable requirements of the HSR Act, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required to be obtained or made by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby and thereby to be consummated by it.

         3.4. Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

         3.5. Certain Fees. Neither the Purchaser nor any of its Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated herein.

         3.6. Investment Representations. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser represents that it is an "accredited investor" as defined in Rule 501 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

         3.7. Untrue Statements and Omissions. The representations and warranties of the Purchaser set forth in this Agreement or in the Ancillary Documents to which the Purchaser is a party and the Schedules to this Agreement provided by the Purchaser do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                            4. PRE-CLOSING COVENANTS

         4.1. Press Releases. Prior to the Closing, no party hereto shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby, without the prior consent of the other parties hereto, except that any party may make any disclosure required to be made under applicable law or stock exchange rule if such party determines in good faith that it is necessary to do so and gives prior notice to the other party.

         4.2. Regulatory Filings. Each of the parties will use its respective best efforts to obtain, and to cooperate with the others in obtaining, all authorizations, consents, orders and approvals of Governmental Agencies that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement prior to or after the Closing, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Agency prohibiting the consummation of the transactions contemplated hereby.

         4.3. Injunctions. Without limiting the generality or effect of any provision of Articles 5 and 8, if any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

         4.4. Investigation By Purchaser. Prior to the Closing, upon reasonable notice from the Purchaser to the Shareholders given in accordance with this Agreement, the Shareholders will cause the Company to afford to the officers, attorneys, accountants or other authorized representatives of the Purchaser reasonable access during normal business hours to all the books, records, contracts, accounts, personnel records, communications with regulatory authorities and all other documents of the Company which are relevant to the business operations of the

Company, and to all personnel of the Company so as to afford the Purchaser full opportunity to make such review, examination and investigation of the Company as the Purchaser may desire to make. The Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. Prior to the Closing, the Shareholders will cause the Company to furnish or cause to be furnished such financial and operating data and other information as to the business of the Company as the Purchaser may reasonably request; provided, however, that nothing herein will obligate the Shareholders to cause the Company to take actions that would unreasonably disrupt the normal course of its business, or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. No investigation by the Purchaser of the Shareholders' representations and warranties contained herein or in any Ancillary Documents shall limit the Shareholders' liability for any breach thereof.

         4.5. Confidential Nature of Information. The parties agree that, unless and until the Closing occurs, that certain letter agreement dated February 18, 1998 between the Company and the Purchaser (said agreement, as the same may be amended from time to time, being herein referred to as the "Confidentiality Agreement"), shall remain in full force and effect in accordance with its terms.

         4.6. Operation of the Business.

              (a) Conduct of Business. During the period from the date hereof to the Closing Date, and subject to the provisions of this Agreement, the Shareholders shall cause the Company to (a) continue to conduct business in the usual and ordinary course of business and in substantially the same manner as previously conducted, (b) maintain, or cause to be maintained in full force and effect, all licenses, permits and approvals and insurance policies currently held or maintained by it, (c) pay its accounts payable when due (except accounts payable being disputed in good faith) that relate to the business and that are owed to vendors, suppliers or providers that will continue to supply goods or services to the Company following the Closing Date and (d) use reasonable efforts to keep the business substantially intact, including its present operations, physical facilities and relationships with providers, suppliers, customers and employees, in a manner consistent with the conduct of business in the ordinary course. The Shareholders shall, during the period referred to in the preceding sentence, cause the Company to promptly notify the Purchaser of any material change in the normal course of the operation of the business or of the occurrence or impending occurrence of any event or circumstance relating to the business that (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) would cause or constitute a material breach of any of their representations or warranties hereunder or (iii) is reasonably likely to result in the Shareholders' inability to perform their obligations pursuant to this Agreement. The Shareholders will cause the Company to keep Purchaser fully informed with respect to any such events.

              (b) Pre-Closing Activities. Except as otherwise required or permitted by this Agreement, or as agreed to by the Purchaser in writing, which agreement shall not be unreasonably withheld, or as set forth on Schedule 4.6(b) hereto, from the date hereof and prior to the Closing Date, the Shareholders shall not permit the Company to:

                  (1) cause or, if preventable, fail to take reasonable action to prevent any material damage, destruction or other casualty loss (whether or not covered by insurance) to or affecting the Company;

                  (2) sell, lease, assign, transfer or otherwise dispose of any property or asset, other than in the ordinary course of business consistent with its prior practice;

                  (3) change in any material respect the accounting methods or practices followed by the Company, including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

                  (4) acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the capital stock, partnership interests, limited liability company member interests or assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof;

                  (5) reclassify, combine, split, subdivide or redeem or otherwise repurchase any capital stock of the Company, or create, authorize, issue, sell, deliver, pledge or encumber any additional capital stock (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock, or grant or otherwise issue any options, warrants or other rights with respect thereto;

                  (6) make any loan or advance (whether in cash or other property), or make any investment in or capital contribution to, or extend any credit to, any person other than in the ordinary course of business consistent with its prior practice, except short-term investments pursuant to customary cash management policies;

                  (7) enter into any agreement with any labor union or association representing any employee of the Company or, other than in the ordinary course of business consistent with the past practices, make any wage or salary increase or bonus, agree to the payment of severance to any employee of the Company, or increase any other direct or indirect compensation, for or to any of its officers, directors or employees of the Company other than in the ordinary course of business consistent with prior practices;

                  (8) enter into, amend, terminate or fail to renew any contract disclosed on Schedule 2.16, except in the ordinary course of business consistent with its prior practices;

                  (9) fail to perform in any material respect all of its obligations under all contracts disclosed on Schedule 2.16,

                  (10) fail to use all commercially reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by the Company;

                  (11) fail to prepare and file all Tax Returns or extensions required to be filed by it;

                  (12) institute or amend any employee benefit plan except as may be required by law, or enter into or modify any written employment arrangement with any individual;

                  (13) make any tax election or settle or compromise any tax liability other than in the ordinary course of business, consistent with its prior practices;

                  (14) fail to use all commercially reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with its prior practice;

                  (15) declare or pay any dividend on other distribution on or with respect to any shares of its capital stock;

                  (16) create, incur or assume any indebtedness for borrowed money, assume or become subject to, whether directly or indirectly, by way of guaranty or otherwise, any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the ordinary course of business consistent with past practices;

                  (17) amend or modify in any way its Amended and Restated Certificate of Incorporation or By-laws; or

                  (18) enter into any agreement or commitment to do any of the foregoing.

         4.7. Purchaser's Supplemental Schedules. The Purchaser shall, from time to time prior to the Closing, by notice in accordance with this Agreement, supplement or amend any Schedule to correct any matter which would constitute a breach of any of its representations and warranties herein contained. No such supplemental or amended Schedule shall be deemed to cure any breach of such representation or warranty for purposes of Section 5.2 or Article 8, or for any other purpose if the Closing does not occur, and the Shareholders shall continue to have all of their rights and remedies hereunder. If, however, the Closing occurs, any such supplement or amendment of any Schedule will be effective to cure and correct for all purposes any breach of any representation or warranty which would have existed by a reason of the Purchaser's not having made such supplement or amendment, other than any willful breaches by the Purchaser of any representation or warranty.

         4.8. Shareholders' Supplemental Schedules. The Shareholders shall, from time to time prior to the Closing, by notice in accordance with this Agreement, supplement or amend any Schedule to correct any matter which would constitute a breach of any of their representations and warranties herein contained. No such supplemental or amended Schedule shall be deemed to cure any breach of such representation or warranty for purposes of Section 5.1 or Article 8, or for any other purpose if the Closing does not occur, and the Purchaser shall continue to have all of its rights and remedies hereunder. If, however, the Closing occurs, any such supplement or amendment of any Schedule will be effective to cure and correct for all purposes any breach of any representation or warranty which would have existed by a reason of the Shareholders' not having made such supplement or amendment, other than any willful breaches by the Shareholders of any representation or warranty.

         4.9. No Shop. From the date of this Agreement until the earlier of (i) the Closing Date or (ii) the termination of this Agreement, the Shareholders shall not, and shall cause the Company, its officers, directors, employees, affiliates, managers and similar agents and representatives not to, directly or indirectly, (i) negotiate or discuss with any other person or entity (other than with the Purchaser) any transaction involving a sale of the Company's capital stock, a merger of the Company, the sale of all or substantially all of the assets or any other business combination involving the Company or (ii) take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a sale, merger, consolidation or other business combination involving the Company or a substantial portion of the assets of the Company, other than in connection with the transactions contemplated by this Agreement. The Shareholders shall cause the Company promptly to advise the Purchaser of the terms of any written offer, proposal or indication of interest that it receives or of which it otherwise becomes aware after the date of this Agreement. If the Shareholders or the Company or its officers, directors, employees, affiliates, managers or similar agents or representatives violate any of the provisions of this Section 4.9, and the transactions contemplated by this Agreement do not close as a result of such violation, in addition to other remedies available to the Purchaser, the Shareholders shall promptly, on demand, pay and reimburse the Purchaser for all reasonable out-of-pocket and professional fees and expenses incurred by the Purchaser or any of its affiliates in connection with this Agreement or any of the transactions contemplated hereby.

         4.10. Satisfaction Of Conditions. Without limiting the generality or effect of any provision of Articles 5 or 6, prior to the Closing, each of the parties hereto will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

         4.11. Customer Visits. Between the date of this Agreement and the Closing Date, and subject to such reasonable limitations as the Company shall deem necessary, the Company shall permit the Purchaser to discuss and meet, and shall cooperate in such discussions and meetings, with any client of the Company that the Purchaser so requests. Mr. Robert Detore, or another individual acceptable to the Purchaser, shall participate in all such discussions and meetings.

         4.12. Pre-Closing Redemption. Prior to the Closing, the Shareholders shall cause the Company to distribute the marketable securities owned by the Company and the cash owned by the Company in excess of the amount described in
Section 5.1.17 to the Shareholders in partial redemption of the Shares. The redemption shall be effected on a pro rata basis. The percentage of the Shares to be redeemed from each Shareholder shall equal the percentage determined by dividing (i) the fair market value of the marketable securities and cash distributed to the Shareholders pursuant to this Section by (ii) the sum of (a) the Purchase Price plus (b) the fair market value of the marketable securities and cash distributed to the Shareholders.

                     5. CONDITIONS PRECEDENT TO THE CLOSING

         5.1. Conditions Precedent To Obligations Of Purchaser. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Purchaser:

              5.1.1. No Misrepresentation Or Breach Of Covenants And Warranties. There shall have been no material breach by the Shareholders in the performance of any of their covenants herein to be performed by them in whole or in part prior to the Closing and the representations and warranties of the Shareholders contained in this Agreement or in any Ancillary Document shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as if made as of the Closing (except, in either case, for representations or warranties made as of a specified date, which shall continue on the Closing Date to be true and correct in all material respects as of the specified date, and except for representations and warranties qualified by a "materiality" standard, which shall continue on the Closing Date to be true and correct giving effect to the applicable materiality standard), and the Shareholders shall have delivered to the Purchaser a certificate certifying each of the foregoing, dated the Closing Date.

              5.1.2. Shareholder Deliveries. The Shareholders shall have delivered to the Purchaser those items set forth in Section 1.5 hereof.

              5.1.3. No Legal Obstruction. On the Closing Date (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction or Government Agency which directs that the transactions contemplated by this Agreement and the Ancillary Documents shall not be consummated as herein provided or compels or would result in a material adverse change in the business, assets, results of operations, financial condition or prospects of the Company; (ii) there shall be no suit, action or other proceeding by any Governmental Agency or non-governmental, self-regulatory organization, pending or threatened (pursuant to a written notification), wherein such complaint seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents or asserts the illegality of any material transaction contemplated by this Agreement and the Ancillary Documents; (iii) no law shall be enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement and the Ancillary Documents, by any Governmental Agency which would render consummation of such transactions illegal; and (iv) there shall be no suit, action or other proceeding by a private party pending before any court or Governmental Agency or non-governmental, self-regulatory organization, or threatened (pursuant to a written notification), which is likely to result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents or the obtaining of an amount in payment of material damages from, or other material relief against, the Purchaser or against any of its directors or officers, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

              5.1.4. Certificates. The Purchaser shall have received certified evidence of corporate actions taken in connection with the execution, delivery and performance by the Shareholders that are corporations of this Agreement and the Ancillary Documents to which the Shareholders are party.

              5.1.5. Opinion of Counsel For The Shareholders. The Purchaser shall have received an opinion, dated the Closing Date, of Schwartz, Tobia, Stanziale, Rosensweig & Sedita, counsel for the Shareholders (or of any other counsel for the Shareholders reasonably satisfactory to the Purchaser in respect of matters of local law), as to matters customary for transactions of this type, which opinion shall be in form and substance reasonably satisfactory to the Purchaser.

              5.1.6. Consents Under Key Agreements. The Shareholders shall have obtained, on terms and conditions satisfactory to the Purchaser, all consents, approvals, novations, authorizations, exemptions or waivers from parties to the contracts and permits listed on Schedule 5.1.6 (as the same shall be amended at the Purchaser's request to reflect contracts and permits disclosed on any supplemental Schedule delivered pursuant to Section 4.8) (collectively, the "Key Agreements") to the extent required for the consummation of the transactions contemplated hereunder without any violation or breach thereof or default, termination or acceleration occurring thereunder.

              5.1.7. No Material Adverse Change. The Company shall not have suffered any material adverse change since December 31, 1999 in its business, prospects, customer contracts, financial condition or results of operations.

              5.1.8. Termination Statements. The Shareholders shall have delivered to the Purchaser UCC-3 Termination Statements, or other appropriate instruments of termination, in form and substance satisfactory to the Purchaser, with respect to each UCC financing statement or other lien or encumbrance referred to on Schedule 5.1.8.

              5.1.9. Resignation of Officers and Directors. The Shareholders shall have delivered to the Purchaser such evidence of the resignation of the officers and directors of the Company as the Purchaser may request.

              5.1.10. Employment and Non-Competition Agreements. Mr. Robert R. Detore and Mr. Michael E. Kinkead shall have entered into Employment and Non-Competition Agreements in favor of the Purchaser in substantially the forms set forth in Schedules 5.1.10(a), (b), (c) and (d).

              5.1.11. Financing. The Purchaser, or an Affiliate, shall have received financing, on terms reasonably satisfactory to the Purchaser or such Affiliate, sufficient to permit the Purchaser to pay the Purchase Price.

              5.1.12. Additional Deliveries. The Purchaser shall have received summaries of the information regarding the Companies' customer contracts set forth on Schedule 5.1.12(a). The Purchaser shall have received copies of the licenses and permits or copies of the applications for the licenses and permits set forth on Schedule 5.1.12(b).

              5.1.13. No Undisclosed Liabilities. The Company shall not have incurred since the date of the Audited Balance Sheet any material liability or obligations (whether absolute, accrued, contingent or otherwise) other than liabilities incurred in the ordinary course of business that are not, individually or in the aggregate, material.

              5.1.14. Escrow Agreement. The Purchaser and the Shareholders shall have entered into the Escrow Agreement.

              5.1.15. HSR Act. The applicable waiting periods shall have expired or been terminated early under the HSR Act.

              5.1.16. Customer Visits. Following the conclusion of the customer visits referred to in Section 4.11, the Purchaser shall not have determined, in its sole discretion, that the consummation of the transactions contemplated hereunder will have any adverse effect on the Company's business relationship with any customers.

              5.1.17. Cash Balance. The Company shall have cash or cash equivalents in an amount at least equal to the current liabilities of the Company on the last day of the month preceding the Closing Date.

              5.1.18. Termination of 401(k) Plan. The Company shall have taken whatever action is necessary to cause employees of the Company who are participants in the Company's 401(k) Plan to terminate their active participation in such 401(k) Plan, and to cause such 401(k) Plan to permit a distribution to participants of their vested account balances in accordance with
Section 401(k)(10)(A)(iii) of the Code in connection with the transactions contemplated by this Agreement (subject to the repayment of any loans from such plans to any such participants to the extent required to be repaid under the terms of such 401(k) Plan).

              5.1.19. Termination of Employment Agreements. The employment agreements between the Company and Mr. Andrew J. Cavaliere and Ms. Elizabeth Polemitis shall have been terminated on terms satisfactory to the Purchaser.

              5.1.20. Employment Practices Insurance. The Purchaser shall have received evidence satisfactory to it that the Company has acquired for the benefit of the Purchaser and ASG, and shall have paid the applicable premium therefor, employment practices insurance covering claims for conditions or actions that arise out of or relate to events that occurred in connection with the operations of the Company on or prior to the Closing Date on an occurrence basis with a deductible of $5,000 per claim and an aggregate of $500,000 per claim.

              5.1.21. Loss Runs. Within ten (10) days of execution of this Agreement, the Shareholders shall cause the Company to deliver to the Purchaser current loss runs for the insurance years ended December 31, 1998, 1997, 1996 and 1995 and Purchaser shall have determined that such end of year loss runs are acceptable to its reasonable satisfaction.

         5.2. Conditions Precedent To Obligations Of The Shareholders. The obligations of the Shareholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Shareholders:

              5.2.1. No Misrepresentation Or Breach Of Covenants And Warranties. There shall have been no material breach by the Purchaser in the performance of any of its covenants herein to be performed by it, in whole or in part prior to the Closing, and the representations and warranties of the Purchaser contained in this Agreement or in any Ancillary Document shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as if made as of the Closing (except, in either case, for representations and warranties made as of a specified date, which shall continue on the Closing Date to be true and correct in all material respects as of the specified date and except for representations and warranties qualified by a "materiality" standard, which shall continue on the

Closing Date to be true and correct giving effect to the applicable materiality standard), and the Purchaser shall have delivered to the Shareholders a certificate certifying each of the foregoing, dated the Closing Date and signed by one of its executive officers on its behalf.

              5.2.2. Purchase Price. The Purchaser shall have delivered to the Shareholders the Purchase Price in the manner specified in Section 1.4 and those items set forth in Section 1.6 hereof.

              5.2.3. No Legal Obstruction On the Closing Date (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction or Government Agency which directs that the transactions contemplated by this Agreement and the Ancillary Documents shall not be consummated as herein provided; (ii) there shall be no suit, action or other proceeding by any Governmental Agency or non-governmental, self-regulatory organization, pending or threatened (pursuant to a written notification), wherein such complaint seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents or asserts the illegality of any material transaction contemplated by this Agreement and the Ancillary Documents; (iii) no law shall be enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement and the Ancillary Documents, by any Governmental Agency which would render consummation of such transactions illegal; and (iv) there shall be no suit, action or other proceeding by a private party pending before any court or Governmental Agency or non-governmental, self-regulatory organization, or threatened (pursuant to a written notification), which is likely to result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents or the obtaining of an amount in payment of material damages from, or other material relief against the Purchaser or the Company or against any of their respective directors or officers, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

              5.2.4. Certificates. The Shareholders shall have received certified evidence of corporate actions taken in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Documents to which the Purchaser is or will be a party and an incumbency certificate of the Purchaser.

              5.2.5. Opinion of Counsel For Purchaser. The Shareholders shall have received an opinion, dated the Closing Date, of King & Spalding, counsel for the Purchaser (or of any other counsel for the Purchaser reasonably satisfactory to the Company in respect of matters of local law), as to matters customary for transactions of this type, which opinion shall be in form and substance reasonably satisfactory to the Shareholders.

              5.2.6. Escrow Agreement. The Purchaser and the Shareholders shall have entered into the Escrow Agreement.

              5.2.7. HSR Act. The applicable waiting periods shall have expired or been terminated early under the HSR Act.

                                 6. THE CLOSING

         6.1. The Closing. Subject to the fulfillment of the conditions precedent specified in Article 5, the consummation of the purchase and sale of the Shares contemplated hereby (the "Closing") will take place on May 31, 2000, or such other date (but not later than August 31, 2000) and time as the parties may mutually agree (the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date. The Closing will take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036-4003, or at such other place as the parties mutually agree.

         6.2. Extension of Closing. If the Closing shall not have occurred by May 31, 2000, solely because of the inability of the Shareholders or the Purchaser, as the case may be, to have satisfied (after good faith efforts) the conditions set forth in Section 5.1.3, 5.1.6, 5.1.11, 5.1.15, 5.2.3 or 5.2.7,
then the Closing Date will be extended to the earlier of (i) the first business day after such conditions have been satisfied and (ii) such other date on or prior to August 31, 2000 to which the Purchaser and the Shareholders mutually agree.

         6.3. Shareholder Obligations. At the Closing, the Shareholders will deliver to the Purchaser the following in proper form for recording when appropriate:

              6.3.1. Shareholder Deliveries. To the extent not previously delivered under Section 1.5, those items listed in Section 1.5 hereof;

              6.3.2. Receipts. Appropriate receipts;

              6.3.3. Escrow Agreement. The Escrow Agreement; and

              6.3.4. Other. All other documents and papers required to be delivered by the Shareholders pursuant to Section 5.1 as conditions to the Closing.

         6.4. Purchaser's Obligations. At the Closing, the Purchaser will deliver to the Shareholders the following:

              6.4.1. Purchase Price. The Purchase Price, in the manner specified in Section 1.4;

              6.4.2. Purchaser Deliveries. To the extent not previously delivered under Section 1.6, those items set forth in Section 1.6 hereof;

              6.4.3. Escrow Agreement. The Escrow Agreement; and

              6.4.4. Other. All other documents and papers required to be delivered by Purchaser pursuant to Section 5.2 as conditions to the Closing.

                        7. SURVIVAL AND INDEMNIFICATION

         7.1. Survival.

              7.1.1. Survival of Representations And Warranties. Each of the representations and warranties contained herein or in any Ancillary Document (except as otherwise specifically provided in such Ancillary Document) will survive and remain in full force and effect until the second anniversary of the Closing Date, except for (i) representations and warranties made in Sections
2.17 [Employee Contracts, Union Agreements and Benefit Plans]; 2.18 [Labor Relations]; 2.20 [Environmental Protection]; and 2.21 [Tax Matters]; which shall remain in effect for the applicable statute of limitations period and (ii) the Excluded Representations (as hereinafter defined), which shall survive the Closing and remain in effect indefinitely. The term "Excluded Representations" shall mean and include the representations and warranties of the Shareholders made in Sections 2.2 [Articles and Bylaws; Corporate Records]; 2.4 [Authorization and Effect of Agreement]; 2.5 [Capital Stock]; 2.6 [Ownership of the Company]; and 2.22 [Brokers' and Finders' Fees]. A claim for indemnification pursuant to this Article shall not be permitted to the extent that it is asserted after the date on which the representations and warranties on which it is based cease to survive.

              7.1.2. Survival of Indemnification Obligation. The indemnification obligations of the parties contained in this Article 7 will survive the Closing and remain in effect indefinitely.

         7.2. Limitations On Indemnification; Right of Offset.

              7.2.1. With Respect To Certain Representations And Warranties. No Indemnitee (as hereinafter defined) will be entitled to make a claim against an Indemnifying Party (as hereinafter defined) pursuant to Section 7.3.1(i) or (ii) or 7.3.2(i) or (ii) unless and until the aggregate amount of claims which may be asserted for Indemnifiable Losses (as hereinafter defined) pursuant to such Sections exceeds $170,000; when such amount is exceeded the Indemnitee shall be entitled to recover the full amount of such claims; provided, however, that the foregoing limitation shall not apply to (i) claims made with respect to the Excluded Representations; or (ii) claims made with respect to inaccuracies in the Shareholders' representations and warranties of which any Shareholder had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by or any Shareholder of any covenant set forth in this Agreement or any Ancillary Document.

              7.2.2. With Respect To Shareholders' Obligations. Notwithstanding any other provision of this Agreement, the indemnification obligations of the Shareholders under Section 7.3.1(i) shall not exceed $4,000,000; provided, however, that the limitation on the Shareholders' liability for Indemnifiable Losses (x) shall be the Purchase Price if resulting from the inaccuracy of an Excluded Representation and (y) shall be unlimited if resulting from any Shareholders' fraud or willful breach. For the avoidance of doubt, the Purchaser and the Shareholders acknowledge and agree (x) that the foregoing limitation on the indemnification obligation of the Shareholders does not apply to claims for Indemnifiable Losses asserted pursuant to clauses (ii), (iii), (iv) or (v) of
Section 7.3.1 and (y) that the liability of the Shareholders to indemnify the Purchaser pursuant to Section 7.3.1 shall not be reduced by the amount of any payment made to the Purchaser pursuant to subsection (ii) or (iv) of Section 3.2 of the Escrow Agreement.

              7.2.3. Right of Offset. The Purchaser shall have the right, in addition to its right to seek indemnity from the Shareholders pursuant to this
Article 7 and any other remedy
available to it, to set off against the amount of any payment due to the Shareholders pursuant to Section 1.3 or pursuant to the Escrow Agreement, the amount of any Indemnifiable Loss for which the Purchaser is entitled to indemnification pursuant to this Article 7.

         7.3. Indemnification.

              7.3.1. Indemnification by the Shareholders. Subject to Sections 7.1, 7.2 and 7.4, each Shareholder will, in accordance with their Respective Ownership Percentages, indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, officers, employees, agents and representatives from and against any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Agency), losses, liabilities, actual or punitive damages, fines, penalties, obligations, payments, costs and expenses, paid or incurred, whether or not relating to, resulting from or arising out of any Third Party Claim (as hereinafter defined), including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, remediation, settlements and compromises relating thereto and reasonable fees and expenses of attorneys and other experts in connection therewith (individually and collectively, "Indemnifiable Losses") relating to, resulting from or arising out of any of the following: (i) the inaccuracy of any of the representations or warranties of the Shareholders contained in this Agreement or any Ancillary Document; (ii) any breach by the Shareholders of any covenant of the Shareholders contained in this Agreement or in any Ancillary Document; (iii) any liabilities for Taxes of the Company and payable by the Company on or after the Closing Date with respect to any taxable period existing on or prior to the Closing Date (treating any taxable period that begins before and ends after the Closing Date as if such taxable period had ended on the Closing Date), to the extent such liabilities exceed any Tax liabilities accrued on the Final Closing Balance Sheet; (iv) the cancellation of the warrants to purchase shares of the Company's Common Stock issued to Mr. Paul M. Weiner pursuant to his consulting agreement with the Company; or (v) the negotiations between the Shareholders and the Company or their respective Affiliates and any other entity relating to the sale of the stock or assets of the Company to such other entity.

              7.3.2. Indemnification By Purchaser. Subject to Sections 7.1, 7.2 and 7.4 the Purchaser will indemnify, defend and hold harmless each Shareholder, each of their respective Affiliates and their respective directors, officers, employees, agents and representatives from and against any and all Indemnifiable Losses relating to resulting from or arising out of any of the following: (i) the inaccuracy as of the Closing of any of the representations or warranties of the Purchaser contained in this Agreement or any Ancillary Document or (ii) any breach by the Purchaser of any covenant of the Purchaser contained in this Agreement or in any Ancillary Document.

              7.3.3. Cumulative Rights. The rights of the Purchaser under each of the clauses of Section 7.3.1 and the rights of the Shareholders under each of the clauses of Section 7.3.2 are not mutually exclusive.

              7.3.4. Indemnity Payment; Indemnitee; Indemnifying Party. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Section 7.3, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, and (iii) "Indemnifying Party" means any person or entity that may be required to provide indemnification under this Agreement.

              7.3.5. Treatment of Indemnity Payments. The parties agree that any Indemnity Payment made by the Shareholders to the Purchaser shall be deemed to be a reduction of the Purchase Price. Each party agrees to treat its receipt or payment of such an Indemnity Payment as a reduction of the Purchase Price on all federal, state and local income tax returns filed by it.

         7.4. Defense of Claims

              7.4.1. Third Party Claims.

              (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such Indemnitee, against which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event in sufficient time to permit the Indemnifying Party to defend against the Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee no later than 30 calendar days after receipt of the above-described notice of such Third Party Claim, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. If the Indemnifying Party elects to assume the defense, the Indemnitee will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing and at its expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnitee and the Indemnifying Party proposes that the same counsel represent both the Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party, if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them that are material. If the Indemnitee has not received written notice within such 30 calendar day period that the Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnitee may, at its option, elect to settle or assume such defense, assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith. Notwithstanding the preceding sentence, if the Indemnifying Party fails to respond to a request for consent to any settlement within ten business days after such request is given, the Indemnitee may proceed with such settlement without obtaining the Indemnifying Party's consent.

              (b) If, within the 30 calendar days set forth above, an Indemnitee receives written notice from an Indemnifying Party that such Indemnifying Party has elected to assume the defense of any Third Party Claim as provided in
Section 7.4.1(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof (except as provided in paragraph (a) above); provided, however, that if the

Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to settle or assume its own defense, assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith.

              (c) Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnitee. Without the prior written consent of the Indemnitee, which will not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder or for which the Indemnitee is not in fact indemnified. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnitee of a release from all liability in respect of such claim. The Indemnifying Party shall not be entitled to control, and the Indemnitee shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnitee which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnitee (and the cost of such defense shall constitute an amount for which the Indemnitee is entitled to indemnification hereunder). Except under the circumstances described above in this paragraph (c), the Indemnifying Party shall have the right to control the defense and settlement of any claims the defense of which it has assumed in accordance with this Section 7.4.1. If a firm offer is made to settle a Third Party Claim which offer the Indemnifying Party is permitted to settle under this Section 7.4.1(c), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 30 calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such 30-day period.

              (d) The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include (a) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (b) furnishing information about the Indemnitee to the Indemnifying Party and its counsel, (c) making employees of the Indemnitee available to the Indemnifying Party and its counsel, and (d) preserving the existence of and maintaining all books and records of the Indemnitee that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

              7.4.2. Direct Claims. Any claim by an Indemnitee for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Agreement.

              7.4.3. Failure to Give Timely Notice. A failure to give timely notice as provided in this Section 7.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly prejudiced as a result of such failure.

              7.4.4. Subrogation. If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the Indemnitee to the Indemnifying Party. The Indemnifying Party will, to the extent of any Indemnity made by it, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

              7.4.5. Payment. With regard to Third Party Claims for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party promptly upon (i) the entry of a judgment against the Indemnitee and the expiration of any applicable appeal period or (ii) the entry of an unappealable judgment or final appellate decision against the Indemnitee. Notwithstanding the foregoing, provided that there is no dispute as to whether Indemnitee is entitled to indemnification hereunder, expenses of the Indemnitee for which the Indemnifying Party is responsible shall be reimbursed on a current basis by the Indemnifying Party.

         7.5. Indemnification in Case of Indemnitee Negligence. The rights of an Indemnitee to indemnification under this Article 7 shall not be defeated by any applicable statutory or case law which proscribes the right of a person who has been negligent (solely or concurrently, ordinarily or grossly) or who is subject to strict liability (solely or concurrently) from being indemnified.

         7.6. Exclusive Remedy. The rights of the parties for indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this Article 7, and such indemnification rights shall be the exclusive remedies of the parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith; provided, however, that the foregoing limitation shall be inapplicable to any claim asserted by an Indemnitee with respect to any loss, liability, fine, penalty, damages or the like to the extent that the same shall have been the result of fraud or willful breach by any Shareholder.

                                 8. TERMINATION

         8.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the
Closing:

              (a) By the mutual written consent of the Purchaser and the Shareholders;

              (b) By either the Purchaser or the Shareholders, if the Closing shall not have occurred on or before May 31, 2000, unless such date has been extended pursuant to Section 6.2, in which case either the Purchaser or the Shareholders may terminate this Agreement if the Closing shall not have occurred on or before the date as extended pursuant to Section 6.2;

              (c) By either the Purchaser or the Shareholders, if there shall have been a breach by the other party of the other party's representations, warranties, covenants or agreements contained herein which breach would entitle the Purchaser or the Shareholders, as the case may be, to decline to consummate the transactions contemplated hereby pursuant to Section 5.1 or 5.2, as the case may be; and

              (d) By either the Purchaser or the Shareholders, if there shall have been entered a final, nonappealable order or injunction of any Governmental Agency restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof.

         8.2. Expenses In The Event Of Termination. In the event of termination of this Agreement under Section 8.1 each party hereto will pay all of its own fees and expenses, except as otherwise expressly provided in this Agreement. There will be no further liability hereunder on the part of any party hereto if this Agreement is so terminated, except that the provisions of Section 4.5 hereof shall remain in full force and effect, and except that no termination shall relieve any breaching party from any liability to the other party hereto.

                          9. MISCELLANEOUS PROVISIONS

         9.1. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when sent by facsimile (confirmed in writing by mail simultaneously dispatched) if sent on a business day and otherwise on the next business day or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below or three business days after having been deposited in the United States mail, if sent by certified or registered mail, return receipt requested, postage prepaid:

              (a) If to the Purchaser, to:

                           America Service Group Inc.
                           105 Westpark Drive
                           Suite 300
                           Brentwood, Tennessee 37027
                           Facsimile Number:  615.376.1309
                           Attention: Mr. Michael Catalano
                                      President and Chief Executive Officer

                           with a copy to:

                                      Ms. Jean Byassee
                                      General Counsel

                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia  30303-1763
                           Facsimile No.:  404.572.5147
                           Attention: Philip A. Theodore, Esq.

              (b) If to the Shareholders to:

                           Correctional Health Services, Inc.
                           25 Pompton Avenue
                           Suite 305
                           Verona, New Jersey 07044
                           Facsimile No.: 975.571.9747
                           Attention: Mr. Robert R. Detore

                           with a copy to:

                           Schwartz, Tobia, Stanziale, Rosensweig & Sedita 22 Crestmont Road
                           Montclair, New Jersey  07042
                           Facsimile No.:  973-655-0699
                           Attention: Mr. Charles Stanziale

or to such other address or addresses as any party may from time to time designate as to itself by like notice.

         9.2. Expenses. Except as otherwise expressly provided herein, whether or not the Closing shall occur, each party shall bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents including but not limited to the fees, costs and expenses of its financial advisors, accountants and counsel. The Purchaser shall pay the filing fee required in complying with the HSR Act.

         9.3. Successors And Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties. Notwithstanding anything herein to the contrary, in the event that the Purchaser sells the Company or all or substantially all of its assets, the Purchaser may assign to the transferee all or any rights which the Purchaser may have with respect to the Shareholders' covenants which are contained herein or in any Ancillary Document and are to be performed by the Shareholders after the Closing; provided, however, that such assignment shall not relieve the Purchaser of any of its obligations or liabilities hereunder or ASG of any of its obligations or liabilities under its guaranty of the Purchaser's obligations hereunder; and provided, further, however, that such transferee shall agree in writing to assume the Purchaser's obligations hereunder and under any such Ancillary Document.

         9.4. Waiver; Effect of Buyer's Investigation.

              (a) The Purchaser and the Shareholders, by written notice to the other, may (i) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any Ancillary Documents, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iv) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of such other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its own obligations, representations, warranties, conditions or covenants hereunder and provided, further, however, that the Closing shall be deemed to constitute the waiver by the Purchaser and the Shareholders of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement, which waiver shall be without prejudice to the right of the Purchaser or the Shareholders to assert a claim against the other for any Indemnifiable Loss. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement. No waiver of any breach will operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

              (b) The right of indemnification, reimbursement or other remedy based on the representations, warranties, covenants and obligations of a party set forth in this Agreement or any Ancillary Document shall not be affected by any investigation conducted by the other party with respect to, or any knowledge acquired (or capable of being acquired) by the other party about, the accuracy or inaccuracy of or compliance with, any such representation, warranty covenant or obligation.

         9.5. Entire Agreement. This Agreement (together with the Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by the Purchaser or the Shareholders (or by any director, officer or representative thereof) relating to the matters contemplated hereby, other than the Confidentiality Agreement (which will survive the execution, delivery and/or termination of this Agreement unless and until the

Closing occurs). This Agreement (together with the Confidentiality Agreement and the Schedules hereto) constitute the entire agreement by and among such parties and their Affiliates except as expressly set forth herein.

         9.6. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements, as may mutually be determined by the parties hereto.

         9.7. Rights Of The Parties. Except as expressly provided in Sections
7.3 and 9.3, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         9.8. Further Assurances. After the Closing, the Shareholders will from time to time, at the Purchaser's request and without further cost to the Purchaser, execute and deliver to the Purchaser such other instruments of conveyance and transfer and take such other actions as the Purchaser may reasonably request. In the event that the Shareholders fail to execute any such document or take any such action, the Shareholders hereby appoint the Purchaser as their lawful attorney-in-fact for purposes of executing such documents and taking such actions. This appointment is irrevocable and coupled with an interest.

         9.9. Shareholders' Representative. Each Shareholder hereby agrees that the Shareholders, as a group, shall deal with the Purchaser in connection with all matters arising under this Agreement and the Ancillary Documents through Mr. Robert R. Detore, who is hereby appointed by each of the Shareholders to act in such capacity (the "Representative"). The Representative shall have the power to act on behalf of all of the Shareholders for all purposes relevant to the transactions contemplated by this Agreement and the Ancillary Documents. The Purchaser shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of the Representative to act on behalf of the Shareholders.

         9.10. Governing Law. The validity, performance and enforcement of this Agreement and all Ancillary Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof, except that with respect to matters regarding the transfer of right, title to and interest in any contract or permit, the laws governing such contract or permit shall govern, without giving effect to the principles of conflicts of law thereof.

         9.11. Execution In Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         9.12. Titles And Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         9.13. Certain Interpretive Matters And Definitions.

               (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to the Sections, Articles or Schedules of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) "or" is disjunctive and (iv) words in the singular include the plural and vice versa.

               (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

               (c) As used in this Agreement, (i) the term "Subsidiary" has the meaning given to that term in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the term "Affiliate" has the meaning given to the term in Rule 405 under the Securities Act, and will include without limitation any Subsidiary; (iii) the term "Governmental Agency" means the United States or any state, local or foreign government, or any subdivision, agency or authority of any thereof; and (iv) the term "laws" means all federal, state and local laws, codes, and ordinances and all rules and regulations promulgated by any Governmental Agency thereunder.

               (d) Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the term "Knowledge" or variations thereof when used with respect to the Shareholders shall mean the knowledge of Mr. Robert R. Detore or Mr. Michael E. Kinkead, after due inquiry.

         9.14. Cross-References. If a document or matter is disclosed in any Schedule to this Agreement in connection with a representation or warranty made herein, it shall be deemed to be disclosed with respect to the same matter addressed elsewhere in this Agreement but only if the reference provides fair disclosure of the matter in question.

         9.15. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         9.16. Specific Performance. The Company acknowledges that the Purchaser will be irreparably harmed and the Purchaser will have no adequate remedy at law if the Shareholders fail to perform any of their obligations under this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to it, the Purchaser shall have the right to obtain injunctive relief to restrain a breach or threatened or breach of, or otherwise obtain specific performance of, the Shareholders' covenants and other agreements contained in this Agreement.

         9.17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any Ancillary Document (other than a dispute that is subject to Section 1.3 of this Agreement which shall be resolved in accordance with Section 1.3) shall be settled by arbitration in accordance with the following provisions:

               (a) Disputes Covered. The agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, any Ancillary Document or any of the transactions contemplated by this Agreement. Disputes include actions for breach of contract with respect to this Agreement or the Ancillary Document, as well as any claim based on tort or any other causes or action relating to the transactions contemplated by this Agreement such as claims based on an allegation of fraud or misrepresentation and claims based on a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the parties. Notwithstanding the foregoing, the Purchaser shall be permitted to seek injunctive relief under the circumstances contemplated by
Section 9.16.

               (b) Forum. The forum for the arbitration shall be New York, New York.

               (c) Law. The governing law for the arbitration shall be the law of the State of New Jersey, without reference to its conflicts of laws provisions.

               (d) Selection. There shall be three arbitrators, unless the parties are able to agree on a single arbitrator. In the absence of such agreement within ten days after the initiation of an arbitration proceeding, the Representative shall select one arbitrator and the Purchaser shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

               (e) Administration. The arbitration shall be administered by the American Arbitration Association.

               (f) Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. In the event of any conflict between those rules and the provisions of this Section, the provisions of this Section shall prevail.

               (g) Substantive Law. The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review. The arbitrators shall be bound to honor claims of privilege or work product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

               (h) Decision. The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award punitive damages, except in the case of fraud or willful misconduct.

               (i) Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

               (j) Remedies; Award. The arbitrators shall have power and authority to award any remedy or judgment that could be awarded by a court of law in the State of New Jersey. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     PRISON HEALTH SERVICES, INC.
                                     ("Purchaser")



                                     By: /s/ Michael Catalano
                                         ---------------------------------------
                                         Michael Catalano
                                         President and Chief Executive Officer


                                     DREW ASSOCIATES INTERNATIONAL



                                     By: /s/ Robert R. Detore
                                         ---------------------------------------
                                         Name:  Robert R. Detore
                                                --------------------------------
                                         Title: President/COO
                                                --------------------------------

                                     /s/ Debra Starita Detore
                                     -------------------------------------------
                                     Debra Starita Detore as custodian for
                                     Andrew J. Detore under the New Jersey
                                     Uniform Gifts to Minors Act

                                     /s/ Debra Starita Detore
                                     -------------------------------------------
                                     Debra Starita Detore as custodian for
                                     Ava M. Detore under the New Jersey Uniform
                                     Gifts to Minors Act


                                     /s/ Michael Kinkead
                                     -------------------------------------------
                                     Michael Kinkead


                                     RSJR ASSOCIATES, INC.



                                     By: /s/ Ralph H. Grebow
                                         ---------------------------------------
                                         Name:  Ralph H. Grebow
                                                --------------------------------
                                         Title: President
                                                --------------------------------